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                                                                   EXHIBIT 10.20

                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made as of September 27, 1999, between Buildnet, Inc., a corporation organized and existing under the laws of the State of North Carolina ("Buildnet") and Stephen L. Holcombe ("Employee").

         WHEREAS, Buildnet desires to employ Employee and Employee desires to accept such employment on the terms and conditions hereinafter set forth; and

         WHEREAS, the parties hereby acknowledge that the goodwill, continued patronage, names, addresses and specific business requirements of Buildnet's clients and customers, and the designs, procedures, systems, strategies, business methods and know-how of Buildnet, having been acquired through Buildnet's efforts and/or the expenditure of considerable time and money, are among the principal assets of Buildnet; and

         WHEREAS, the parties hereby acknowledge that as a result of the position in which Employee will be employed by Buildnet, Employee will develop special skills and knowledge peculiar to Buildnet's business, whereby Employee has become and will continue to become, through Employee's employment with Buildnet, acquainted with the identities of the clients and customers of Buildnet, and has acquired and will continue to acquire access to the techniques of Buildnet in carrying on its business, as well as other confidential and proprietary information; and

         WHEREAS, the parties hereto acknowledge that the covenants set forth in Sections 8 through 11 (the "Covenants") of this Agreement are necessary for the reasonable and proper protection of Buildnet's confidential and proprietary information (as defined herein), customer relationships, and the goodwill of Buildnet's business, and that such Covenants constitute a material portion of the consideration for Employee's employment hereunder;

         NOW, THEREFORE, in consideration of the premises and mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows.

         1. Position; Employment. Buildnet agrees to employ Employee, and Employee agrees to be employed, as Executive Vice President of Sales and Marketing of Buildnet, or in such other position of comparable seniority and status suitable to Employee's knowledge and experience as the Board of Directors may from time to time assign. The employment of Employee shall commence as of the date of this Agreement and continue for the period beginning on the date hereof and ending as provided in Section 6 hereof.

         2. Performance of Duties. Employee agrees to use his best efforts to devote his entire time and best efforts, skill, ability and attention to the business and affairs of Buildnet and to the performance of the services and duties consistent with his position with the Company as he may be assigned from time to time by the Board of Directors of Buildnet.

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         In the performance of his responsibilities as Chief Financial Officer,
Employee shall be subject to all of Buildnet's policies, rules and regulations applicable to its employees of comparable status. Employee shall report directly to and be subject to the direction of the President and Board of Directors of Buildnet. Employee shall perform the duties consistent with Employee's knowledge, experience, and position and the duties of Buildnet employees of comparable status and shall participate with other comparable senior executive management employees in programs and policies of Buildnet. Employee shall have such other duties and responsibilities consistent with his position as the Board of Directors of Buildnet shall from time to time reasonably assign to him. In performing such duties, Employee shall be subject to and shall substantially abide by all policies and procedures developed by Buildnet.

         3. Compensation.

                  (a) Base Salary. In consideration of Employee's services hereunder, Buildnet shall pay Employee a minimum annual base salary of Two Hundred Thousand Dollars ($200,000) per annum, less applicable statutory deductions, payable in accordance with Buildnet's normal payroll practices (the "Base Salary"). Employee's Base Salary shall be reviewed by the Board of Directors of Buildnet on an annual basis with a view to the increase thereof based on Employee's performance, the performance of Buildnet, inflation, comparable industry salaries and other relevant factors. The Base Salary, as increased from time to time, shall not be decreased without Employee's consent.

                  (b) Bonus. Employee shall be entitled to participate in any bonus plan or program which may currently exist or be developed in the future by Buildnet for its executives generally or for its sales and marketing personnel specifically.

         4. Stock Options. Upon the commencement of Employee's employment by Buildnet, Buildnet shall grant to Employee incentive stock options to purchase up to an aggregate of Seventy-Two Thousand (72,000) shares of the Common Stock of Buildnet, with an exercise price of $3.30. Options to purchase all such shares shall begin to vest upon the effective date of this Agreement in monthly installments over four (4) years. Such options shall become fully exercisable in the event of (a) a sale of all or substantially all the assets of Buildnet or a merger or consolidation involving Buildnet in which the shareholders of Buildnet prior to such transaction own less than a majority of the voting securities of the entity surviving such transaction, (b) any transaction or series of related transactions pursuant to which a person, entity or persons or entities under common control or acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, acquires securities constituting at least a majority of the voting power of Buildnet, or (c) if the employee is terminated without cause.

         5. Employee Benefits.

                  (a) During Employee's Term of Employment (as defined in
Section 6 herein), Employee shall be eligible to receive and/or participate in all employee benefits that are offered by Buildnet to its employees generally and to senior executives specifically.

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                  (b) If during the term of this agreement, Buildnet and the employee agree that it would be beneficial for him to relocate to the Raleigh/Durham area, Buildnet will reimburse the employee for the cost associated with selling his residence and purchasing one in the Raleigh/Durham area as well as the costs to move his household goods.

         6. Term and Termination. The term of the Employee's employment under this Agreement (the "Term of Employment") shall commence as of the date hereof and continue through the date four (4) years from such date, unless earlier terminated in accordance with the provisions of this Agreement. The Term of Employment shall automatically be extended for successive one (1) year terms after the initial four-year term unless either party gives notice of nonrenewal at least ninety (90) days prior to the end of the then-current term. This Agreement shall terminate prior to the expiration of the Term of Employment upon the occurrence of any one of the following events:

                  (a) Cause. Buildnet may terminate this Agreement, at any time, for Cause, upon prior written notice to Employee and after giving Employee the right to be heard before the Board prior to any such termination, in which event all payments under this Agreement shall cease, except as provided in Section 6(d) below. The term "Cause" as used herein shall mean (i) Employee, in carrying out his duties hereunder, has been guilty of gross negligence or willful and wanton misconduct which in either case results in material harm to the financial condition, business, assets, or prospects of Buildnet; (ii) the conviction of, or the entering of a plea of no contest by, Employee for a felony or crime involving moral turpitude, (iii) any act involving dishonesty in the performance of Employee's duties hereunder, including, without limitation, fraud, misappropriation or embezzlement, (iv) any material breach of this Agreement by Employee, which failure cannot be cured or shall not have been cured within thirty (30) days after receipt by Employee of written notice from Buildnet specifying in reasonable detail the nature of such breach; or (v) Employee fails to carry out legitimate written policy directions (consistent with his position as set forth in Section 1 above) of the Board of Directors of Buildnet, which failure cannot be cured or shall not have been cured within thirty (30) days after receipt by Employee of written notice from Buildnet specifying in reasonable detail the failure to so carry out such directions.

                  (b) Death. This Agreement shall terminate if Employee dies during the Term of Employment. In such event, Buildnet shall pay to the Employee's executors, legal representatives or administrators an amount as set forth in Section 6(d) below.

                  (c) Disability. Buildnet may terminate this Agreement if Employee shall suffer a Disability, in which event all payments under this Agreement shall cease, except as provided in Section 6(d) below. For purposes of this Agreement, "Disability" shall mean that Employee has not performed his full-time duties with Buildnet for six (6) consecutive months or an aggregate of six (6) months within a twelve (12) month period as a result of his incapacity due to physical or mental illness.

                  (d) Certain Payments Upon Termination. If, during the Term of Employment, Buildnet terminates the employment of Employee for Cause, Employee voluntarily terminates his

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employment with Buildnet, or upon the death or Disability of Employee during the
Term of Employment, the Term of Employment shall terminate immediately thereafter, and Buildnet shall pay Employee or his beneficiary such Base Salary and any accrued bonus as he may be entitled to receive for services rendered prior to the date of such termination. If, during the Term of Employment, Buildnet terminates the employment of Employee without Cause, then Buildnet shall pay the employee an amount equal to one half his annual salary. An exception to this will occur if a change on control of the company as defined in 4(a) above occurs. If such a change of control occurs and the employee is terminated without cause then a payment equivalent to the employees salary through the term of this agreement will be made in lieu of one half of the annual salary. In the event of any such termination, Buildnet shall not be liable for any other payments to Employee.

         7. Restrictive Covenants.

                  (a) Noncompetition. During the term of his employment, and for a period of two (2) years after the termination or cessation of Employee's employment with Buildnet, regardless of manner or cause of termination, Employee agrees that, within the geographic area described in Section 8(e) hereof, he will not: (i) engage in, manage, operate, control or supervise, or participate in the management, operation, control or supervision of, any business or entity which provides products or services competitive with those then currently provided by Buildnet; or (ii) have any ownership or financial interest, directly or indirectly, in any entity which provides products or services competitive with those then currently provided by Buildnet, including, without limitation, as an individual, partner, shareholder (other than as a shareholder of a publicly-owned corporation in which Employee owns less than 5% of the outstanding shares of such corporation), officer, director, employee, member, associate, principal, agent, representative or consultant, and shall not in any other manner, directly or indirectly, compete to any extent with such business of Buildnet.

         Notwithstanding the foregoing, after termination of Employee's employment, Employee shall be permitted to be employed by or be otherwise involved with an entity consisting of more than one separate and distinct operating divisions, one of which is engaged in business competitive with the business of Buildnet, provided that Employee's employment by or involvement with such entity is not in any aspect related to, connected with or affected by such operating division that is engaged in business competitive with Buildnet's business.

                  (b) Restriction on Solicitation of Customers. Employee agrees that he will not (in addition to any other restriction on his activities), for a period of two (2) years immediately following Employee's termination, on his own behalf or on behalf of any other person or entity, directly or indirectly call on or otherwise contact customers of Buildnet on or prior to the date of termination or cessation of Employee's employment with Buildnet (the "Restricted Customers") within the geographic area described in Section 8(e) hereof, for the purpose of selling products or services to the Restricted Customers that are competitive with those provided by Buildnet.

                  (c) Restriction on Solicitation of Employees. Employee agrees that he will not, for a period of two (2) years immediately following Employee's termination, directly or indirectly contact,

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solicit, interfere with or attempt to entice in any form, fashion or manner any employee of Buildnet: (i) for the purpose of inducing that employee to work with or for Employee (or with a person or business entity with which employee is affiliated); or (ii) to terminate his employment with Buildnet.

                  (d) Confidentiality. Employee will not at any time, whether during or after the termination of his employment, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of Buildnet or of any third party that Buildnet is under an obligation to keep confidential (including but not limited to trade secrets or confidential information respecting inventions, research, products, designs, methods, know-how, formulae, techniques, systems, processes, software programs, works of authorship, customer lists, projects, plans and proposals), except as may be required in the ordinary course of performing his duties as an employee of Buildnet, and Employee shall keep secret all matters entrusted to him and shall not use or attempt to use any such information in any manner that may injure or cause loss to Buildnet. The foregoing shall not apply to any information that (i) is in the public domain, (ii) is already known to Employee prior to its disclosure by Buildnet or (iii) is disclosed to Employee by a third party under no obligation of confidentiality to Buildnet.

                  (e) Geographic Scope of Restrictive Covenants. The geographic area in which Employee shall not engage in any of the prohibited activities listed in subsections 7(a) and 7(b) hereof shall be limited to the United States.

         8. Employee Developments. If at any time or times during Employee's employment, Employee shall (either alone or with others) make, conceive, discover or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called "Developments") that relates to the business of Buildnet or any of the products or services being developed, manufactured or sold by Buildnet or that may be used in relation therewith, such Developments and the benefits thereof shall immediately become the sole and absolute property of Buildnet and its assigns, and Employee shall promptly disclose to Buildnet each such Development and hereby assigns any rights Employee may have or acquire in the Developments and benefits and/or rights resulting therefrom to Buildnet and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto to Buildnet. Upon the request of Buildnet, the Employee will execute and deliver all documents and do other acts which are or may be necessary to document such transfer or to enable Buildnet to file and prosecute applications for and to acquire, maintain, extend and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such developments.

         Notwithstanding the foregoing, this Agreement shall not be construed to apply to, and shall not create any assignment of, any Developments of the Employee that are covered by Section 66-57.1 of the North Carolina General Statutes, a copy of which is attached hereto as Exhibit A.

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         9. Existing Developments. Employee represents that the Developments, if any, identified on Exhibit B attached hereto comprise all the unpatented and uncopyrighted Developments that Employee has made or conceived prior to or otherwise not in connection with Employee's employment by Buildnet, which Developments are excluded from this Agreement. Employee understands that it is necessary only to list the title and purpose of such Developments but not details thereof.

         Employee further represents that Employee's performance of all the terms of this Agreement and as an employee of Buildnet does not and will not breach any agreement to keep in confidence proprietary information acquired by Employee in confidence or in trust prior to Employee's employment by Buildnet. Employee has not entered into, and Employee agrees he will not enter into, any agreement either written or oral in conflict herewith.

         10. Return of Buildnet Property. Upon the termination of Employee's employment with Buildnet for any reason, Employee shall leave with or return to Buildnet all personal property belonging to Buildnet ("Buildnet Property") that is in Employee's possession or control as of the date of such termination of employment, including, without limitation, all records, papers, drawings, notebooks, specifications, marketing materials, software, reports, proposals, equipment, or any other device, document or possession, however obtained, whether or not such Buildnet Property contains confidential or proprietary information of Buildnet as described in Section 7(d) hereof.

         11. Enforcement of the Covenants. Employee acknowledges and agrees that the Covenants contained in Sections 7 through 10 of this Agreement are reasonably necessary to the protection of Buildnet's business, that a violation of any of the Covenants contained in Sections 7 through 10 of this Agreement would result in immediate and irreparable harm to Buildnet and that Buildnet's remedies at law and/or the award of monetary damages would be inadequate relief for such a violation. Therefore, Employee's violation or threatened violation of any of the Covenants contained in Sections 7 through 10 of this Agreement will give Buildnet the right to enforce such Covenants through specific performance, temporary restraining order, preliminary or permanent injunction, and other equitable relief. These remedies will be cumulative and in addition to any other remedies that Buildnet may have. In addition, Employee agrees that the Covenants contained in Sections 7 through 10 will be extended by a length of time equal to the period of time running from the filing of any action to enforce or challenge the validity of the Covenants to the date of a final judgment (after appeals, if any) or settlement of said litigation, or the expiration of all applicable appeal periods after the entry of judgment in said litigation, whichever event last occurs.

         12. Waiver of Breach. Any waiver by Buildnet of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

         13. Validity and Survival of the Covenants. Employee acknowledges and agrees that the Covenants contained in this Agreement are exchanged for valid and reasonable consideration, are reasonably necessary to protect Buildnet's legitimate interests, are reasonable with respect to time

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duration and geographic scope, do not interfere with the interests of the public, and that the descriptions of prohibited activities contained in the covenants are sufficiently precise and definite to inform me of the scope of the Covenants. The Covenants contained in Sections 7 through 10 of this Agreement will survive termination of Employee's employment. Employee agrees that the existence of any claim or cause of action that he may have against Buildnet, whether based on this Agreement or otherwise, will not constitute a defense to Buildnet's enforcement of the Covenants.

         14. Severability. Employee hereby agrees that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, duration, territory, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the extent compatible with the applicable law as it shall then appear. In particular, in the event that the provisions of Sections 7(a) and 7(b) are found to be unenforceable or void (either in whole or in part) then the offending portion shall be construed as valid and enforceable only to the extent permitted by law, and the balance of this Agreement will remain in full force and effect. It is the intention of the parties to restrict the activities of Employee only to the extent necessary to protect the legitimate business interests of Buildnet and not to deprive Employee of the right to earn a livelihood. Employee agrees that this Agreement is reasonably necessary to protect Buildnet's legitimate business interests.

         15. Binding Effect. Employee's obligations under this Agreement shall survive the termination of Employee's employment regardless of the manner of such termination and shall be binding upon Employee's heirs, executors, administrators and legal representatives.

         16. Assignment. Buildnet shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns. As a condition of any such assignment, Buildnet shall cause the assignee to assume all of Buildnet's obligations hereunder. This Agreement may be amended only in a writing signed by each of the parties hereto.

         17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina. This Agreement may be executed in counterparts.

         18. Entirety. This Agreement, including any exhibits hereto, as it may be amended pursuant to the terms hereof, represents the complete and final agreement of the parties and shall control over any other statement, representation or agreement by Buildnet (e.g., as may appear in employment or policy manuals). This Agreement supersedes any prior negotiations or discussions between the parties with regard to the subject matter hereof.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]


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               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their seals affixed hereto as of the day and year first above written.


                                                BUILDNET INC.


                                                By:    /s/ Bayard M Atwood, III
                                                   ----------------------------
                                                Name:    Bayard M. Atwood, III
                                                     --------------------------
                                                Title:     President
                                                      -------------------------


                                                EMPLOYEE


                                                /s/ Stephen L. Holcombe   (SEAL)
                                                --------------------------
                                                Stephen L. Holcombe


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                                    EXHIBIT A


             SECTION 66-57.1 OF THE NORTH CAROLINA GENERAL STATUTES


         Any provision in an employment agreement which provides that the [employee] shall assign or offer to assign any of his rights in an invention to his employer shall not apply to an invention that the employee developed entirely on his own time without using the employer's equipment, supplies, facility or trade secret information except for those inventions that:

         (i) relate to the employer's business or actual or demonstrably anticipated research or development, or

         (ii) result from any work performed by the employee for the employer.

         To the extent a provision in an employment agreement purports to apply to the type of invention described, it is against the public policy of this State and [is] unenforceable. The employee shall bear the burden of proof in establishing that his invention qualifies under this section.


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                                    EXHIBIT B

                         PRIOR DEVELOPMENTS BY EMPLOYEE


         The following is a complete list of all unpatented and uncopyrighted Developments relevant to the subject matter of my employment by Buildnet that have been made or conceived by me prior to or otherwise not in connection with my employment by Buildnet.

                  No inventions or improvements.
           ------
                  All such inventions as are described below:
           ------





                   Additional sheets attached.
           -------

                                                     /s/ Stephen L. Holcombe
                                                     -----------------------
                                                     Stephen L. Holcombe